UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

ProUroCare Medical Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota  55416

(Address of Principal Executive Offices)  (Zip Code)

(952) 476-9093

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 7, 2009, ProUroCare Medical Inc. (the “Company”) entered into a settlement agreement with Rensselaer Polytechnic Institute (“RPI”) concerning litigation originally filed by RPI against the Company —see Item 8.01, “Settlement of Litigation..”

Item 8.01  Other Events

Settlement of Litigation

On December 7, 2009, the Company entered into a settlement agreement with RPI concerning litigation originally filed by RPI against the Company on July 15, 2009.  In the complaint, RPI alleged that the Company has breached obligations to pay RPI an aggregate of $202,716 under the terms of a License Agreement dated July 13, 2001 between RPI and the Company and a Sponsored Research Agreement dated as of December 9, 2005 between RPI and the Company.

In the settlement agreement, the Company agreed to pay to RPI a total of $117,000 in installments as follows: $10,000 upon signing, $6,000 per month from December 2009 through October 2010, and $41,000 in November 2010.  The Company executed an affidavit for judgment by confession to secure the above payments.  The Company has 20 days to cure any failure to make the required payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: December 11, 2009	By	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer